EXHIBIT 5.6

CONSENT OF EXPERT

Reference is made to the feasibility study entitled “Feasibility Study and Technical Report Update on the Brucejack Project, Stewart, BC” with an effective date of June 19, 2014 (the “Report”).

In connection with the filing of Pretium Resources Inc.’s short form base shelf prospectus dated May 2, 2016, all supplements thereto and all documents incorporated by reference therein (collectively, the “Prospectus”), and the registration statement on Form F-10 dated May 2, 2016 and any amendments thereto, including any post-effective amendments (collectively, the “Registration Statement”) I, Derek Kinakin, on behalf of BGC Engineering Inc. (the “Company”), consent to the use of the Company's name and references to the Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Prospectus and Registration Statement.

Yours truly,

/s/ Derek Kinakin

BGC Engineering Inc.
May 2, 2016